As filed with the Securities and Exchange Commission on November 25, 2015

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ZAGG INC

(Exact name of registrant as specified in its charter)

Nevada	20-2559624
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3855 South 500 West, Suite J

Salt Lake City, Utah 84115

(801) 263-0699

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bradley J. Holiday

Chief Financial Officer

ZAGG Inc

3855 South 500 West, Suite J

Salt Lake City, Utah 84115

(801) 263-0699

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey M. Jones, Esq.

Durham Jones & Pinegar, P.C.

111 East Broadway, Ste. 900

Salt Lake City, UT 84111

(801) 415-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Primary Offering
Common Stock, par value $0.001 per share		(1)(4)		(1)	$100,000,000	(2)	--	(5)
Common Stock, par value $0.001 per share	80,114	(3)(4)	$9.55	(7)	$765,089	(7)	--
Secondary Offering							--
Common Stock, par value $0.001 per share	194,335	(4)(6)	$9.55	(7)	$1,855,900	(7)	--
TOTAL REGISTRATION FEE							$354.00	(8)

(1)	These are being registered hereunder such indeterminate number of shares of common stock as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $100,000,000.
(2)	The proposed maximum offering price will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(3)	Shares of common stock acquired by the registrant upon foreclosure of a judgment lien.
(4)	In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(5)	Calculated pursuant to Rule 457(o) under the Securities Act.
(6)	Represents shares offered by the selling shareholders, including 100,000 shares of common stock issuable to certain of the selling shareholders upon exercise of warrants, to be described more fully in prospectus supplements to be filed.
(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, and based upon the average of the high and low reported sales prices of our common stock on the NASDAQ Global Market on November 20, 2015.
(8)	Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the registration fee required in connection with this registration statement by $9,980.00 of the registration fee associated with unsold securities in connection with the filing by the Registrant of the registration statement on Form S-3 (Reg. No. 333-181748) originally filed with the Commission on May 30, 2012 (the “Prior Registration Statement”), which are included in this registration statement. The total amount of the registration fee for this registration statement, including the offset of $9,980.00 from the Prior Registration Statement, is $10,334.00.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED November 25, 2015

PROSPECTUS

ZAGG INC

 $100,000,000

Common Stock

80,114 Shares

Common Stock

and

194,335 Shares

Common Stock

Offered by Selling Shareholders

By this prospectus, ZAGG Inc (“ZAGG,” the “Company,” or “we”) may offer and sell from time to time, in one or more issuances, up to an aggregate of $100,000,000 of our common stock in amounts, at prices and on terms to be determined by us at the time of offering. Additionally, we may offer and sell from time to time, 80,114 shares of our common stock, which we acquired by foreclosure of a judgment lien, at prices and on terms to be determined by us at the time of the offering. Finally, seven (7) selling shareholders (the “Selling Shareholders”) may offer and sell from time to time, in one or more transactions, up to an aggregate of 194,335 shares of our Common Stock, consisting in part of shares of our common stock issuable upon the exercise of certain warrants held by the Selling Shareholders. We will provide specific terms of the offerings, including the offering prices, in one or more supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. We and any Selling Shareholder may sell the common stock in the same offering or in separate offerings, and directly to you or to or through underwriters, dealers or agents we select. If we use underwriters, dealers or agents to sell the securities, we will name them, describe their compensation and describe any overallotment options granted to them in supplements to this prospectus. See “Plan of Distribution” in this prospectus.

Our common stock is traded on the NASDAQ Global Market under the symbol “ZAGG.” On November 20, 2015, the last reported sale price of our common stock as quoted on the NASDAQ Global Market was $9.66 per share.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

You are urged to carefully read this prospectus, the prospectus supplement relating to any specific offering of common stock and all of the information incorporated by reference herein and therein. Our business, and an investment in our common stock, involves significant risks. These risks are discussed in this prospectus under “Risk Factors” beginning on page 4 and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 25, 2015.

We have not authorized any person to give any information or make any representations in connection with this offering other than those contained or incorporated by reference into this prospectus and any accompanying prospectus supplement in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. Neither this prospectus nor any prospectus supplement shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement is correct as of any date subsequent to the date hereof or of such prospectus supplement.

ABOUT THIS PROSPECTUS

Unless the context requires otherwise, in this prospectus, we use the terms “we,” “us,” “our,” “ZAGG” and the “Company” to refer to ZAGG Inc and its subsidiaries. Our common stock is traded on the NASDAQ Global Market under the symbol “ZAGG.”

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, any amount of the common stock described in this prospectus in a dollar amount that does not exceed $100,000,000, in the aggregate. In addition, under this shelf process, we may sell, from time to time, in one or more offerings, 80,114 shares of our common stock which we acquired by foreclosure of a judgment lien. Finally, under this shelf process, the Selling Shareholders named in this prospectus or a prospectus supplement may sell, from time to time, up to 194,335 shares of our common stock.

This prospectus provides you with a general description of the common stock we may offer. We may provide a prospectus supplement containing specific information about the amounts, prices and terms of the common stock for a particular offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in the securities. See “Where You Can Find More Information” for more information. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the common stock offered under this prospectus. The registration statement can be read at the SEC’s website (http://www.sec.gov) or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of this common stock are permitted. You should not assume that information contained in this prospectus, in any prospectus supplement, or in any document incorporated by reference is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus is delivered or when any sale of common stock occurs.

We and any Selling Shareholder may sell the common stock to underwriters who will in turn sell the common stock to the public on terms fixed at the time of sale. In addition, the common stock may be sold by us directly or through dealers or agents that we may designate from time to time. If we, directly or through agents, solicit offers to purchase the common stock, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers. A prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to be received by the Company. Any Selling Shareholder, underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933.

As described more fully below, we will not receive any proceeds from the sales by any of the Selling Shareholders of the securities sold by them pursuant to this prospectus or any prospectus supplement.

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SUMMARY

Our Business

ZAGG is headquartered in Salt Lake City, Utah, and has an international office located in Shannon, Ireland. The Company designs, produces, and distributes professional and premium product solutions for mobile devices including screen protection, keyboards for tablet computers and mobile devices, keyboard cases, earbuds, mobile power solutions, cables, and cases under the ZAGG and InvisibleShield brands. In addition, the Company designs, produces, and distributes earbuds, headphones, mobile power solutions, Bluetooth speakers, cases, and cables for mobile devices under the iFrogz brand in the fashion and youth oriented lifestyle sector.

Our Products

The ZAGG brand is focused on protecting and enhancing the mobile world. As mobile devices have become our connections to work, home, and everything in between, ZAGG products provide protection, utility, power, and convenience to help users realize their full potential.

InvisibleShield

ZAGG InvisibleShield® screen protection offers customers a wide array of protection types and features, from protective film to glass, all with a limited lifetime guarantee.

Our films were originally developed to protect the leading edge of rotary blades on military helicopters. Through constant innovation, we routinely deliver new films designed to maintain the highest standards in self-healing, scratch protection, and impact protection. We also continue to create new, easier application methods like our patented EZ Apply® tabs.

All of our films are designed to provide long-lasting protection for the surface of any electronic device subject to normal wear and tear. We accommodate a custom fit for thousands of device types as well as offer an automated On Demand solution so retailers can supply customers with screen protection for both new and old device models without having to hold excess inventory.

In addition to our traditional InvisibleShield film products, we launched InvisibleShield Glass during the first quarter of 2014. Not only does it offer premium screen protection and clarity, Glass also features a superior feel and precise touch sensitivity. We recently introduced Glass Luxe which provides edge-to-edge protection.

Keyboards

ZAGG keyboards are designed to offer our customers a spacious, natural typing experience so they can enjoy comfortable typing anywhere. Since entering this category in 2010, we have repeatedly reinvented our product line, while also providing timely solutions for new devices released by Apple, Samsung, and other leading mobile device manufacturers. In addition to device-specific keyboards and folio keyboard cases, we have produced a universal line of Bluetooth® keyboards for both tablets and smartphones that are compatible with virtually any mobile operating system.

We will continue to deliver creative keyboard solutions as end users’ requirements evolve in this rapidly changing market segment.

Power

Power continues to be a growing category and remains one of our primary focal points. Our designs for portable batteries enable charging any device that utilizes a USB port, including smartphones, tablets, handheld gaming systems, and digital cameras. In 2015, we introduced the ZAGG Power Amp™ line of portable chargers that feature an LED flashlight and unique, Quick Charge™ technology that detects and delivers the fastest charge for hundreds of devices. This allows users to stay better connected to their worlds. We also offer a Golite power series of portable chargers under the iFrogz product line.

iFrogz by ZAGG

The iFrogz name stands for fun, clever, and youthful mobile accessories, and has become a top name for audio products. This product line has had success with large retailers inside and outside of the United States. iFrogz became part of the ZAGG family in 2011.

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Cases

iFrogz began manufacturing cases in 2006, initially for the Apple iPod®. The market received these unique cases well due to their blend of fashion, quality, and design. Initially all sales were online, but in 2007 iFrogz began distributing case products through large retailers. Since then, iFrogz has expanded its case offerings to include a wide array of sleek, stylish, and protective cases for new generations of Apple iPod, iPhone®, iPad®, and Samsung Galaxy® smartphones and tablets.

Audio

Our iFrogz by ZAGG audio products focus on innovation and superior value. These include the Tadpole Active, one of the smallest Bluetooth personal speakers on the market.

In 2007, iFrogz released its first audio products under the Ear Pollution™ product line. The eclectic selection of earbuds and headphones specifically targeted a younger demographic, but still appealed to a wide spectrum of consumers. Since the initial launch of the Ear Pollution audio line, this line of headphone and earbud products has expanded to include offerings for all ages under both Ear Pollution by ZAGG and iFrogz by ZAGG.

For a more comprehensive overview of our business, we refer you to Item 1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which is incorporated by reference herein.

Corporate Information

We maintain our headquarters at 3855 South 500 West, Suites B, C, D, I, J, K, L, M, N, O, P, Q, R and S, Salt Lake City, Utah, 84115. The telephone number of the Company is 801-263-0699. Our website address is www.ZAGG.com. The URL is included here as inactive textual references. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into this report.

Summary of the Offering of Common Stock by the Company

Common Stock:	We may offer up to $100,000,000 of common stock together with an additional 80,114 shares of common stock acquired by foreclosure of a judgment lien, in one or more offerings. A prospectus supplement, which we will provide each time we offer common stock, will describe the specific amounts, prices and terms of the common stock. We are authorized to issue one class of common stock. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election by the holders of our common shares. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors.

We may sell the common stock to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of common stock. Each prospectus supplement will set forth the names of any underwriter, dealer or agent involved in the sale of common stock described in that prospectus supplement and any applicable fees, commissions or discount arrangements with them. See “Plan of Distribution” in this prospectus.

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Use of proceeds:	Unless otherwise indicated in any prospectus supplement, the net proceeds from the sale of common stock offered by this prospectus will be used for general corporate purposes and working capital requirements. We may also use a portion of the net proceeds to fund possible investments in and acquisitions of complementary businesses, partnerships, minority investments, products or technologies. Currently, there are no commitments or agreements regarding such acquisitions or investments that are material.

Risk factors:	See “Risk Factors” for a discussion of the factors you should carefully consider before deciding to invest in shares of our common stock.

Summary of the Offering of Common Stock by the Selling Shareholders

Common Stock:	The Selling Shareholders include seven (7) individuals and entities (identified and described more fully below) five (5) of whom may receive shares of our Common Stock upon the exercise by them of warrants to purchase shares of Common Stock. As appropriate, a prospectus supplement may be provided each time the Selling Shareholders offer their shares of common stock which describes the specific amounts, prices and terms of such sales of common stock.

The Selling Shareholders may sell the common stock to or through underwriters, dealers or agents or directly to purchasers. Each prospectus supplement will set forth the names of any underwriter, dealer or agent involved in the sale of common stock described in that prospectus supplement and any applicable fees, commissions or discount arrangements with them. See “Plan of Distribution” in this prospectus.

Use of proceeds:	The Company will not receive any proceeds from the sales of shares by the Selling Shareholders. Upon the cash exercise of any of the warrants held by the Selling Shareholders, the Company will receive the cash payment of the exercise price for such warrants. Unless otherwise indicated in any prospectus supplement, the net proceeds from the exercise price of the warrants will be used for general corporate purposes and working capital requirements.

Risk factors:	See “Risk Factors” for a discussion of the factors you should carefully consider before deciding to invest in shares of our common stock.

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RISK FACTORS

Investing in any of the securities is speculative and involves significant risk.  You should consider carefully the risk factors discussed within the section entitled “Risk Factors” beginning on page 6 of our Annual Report on Form 10-K for our fiscal year ended December 31, 2014, which is incorporated by reference in this prospectus, and may be amended, supplemented or superseded from time to time by other reports we file, have subsequently filed with the SEC, and may file in the future and any prospectus supplement related to a particular offering, for a discussion of particular factors you should consider before determining whether an investment in any of the securities is appropriate for you. Any of the risks described in such reports and prospectus supplements could materially and adversely impair our business, financial condition and operating results. In such case, the trading price, if any, of the common stock could decline or you could lose all or part of your investment.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus and the documents we have incorporated herein by reference, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believes,” “project,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Additionally, statements relating to implementation of business strategy, future financial performance, acquisition strategies, capital raising transactions, performance of contractual obligations, and similar statements may contain forward-looking statements. We intend such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe-harbor provisions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. We expressly disclaim any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Further information concerning our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

Forward-looking statements are not guarantees of future performance. You should not put undue reliance on any forward-looking statements. All forward-looking statements are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially from those expressed in or implied by these forward-looking statements. Many of the factors that will affect our future results are beyond our ability to control or predict. Some of our forward-looking statements include the following:

●	Discussions of our planned implementation of business strategy;

●	Discussions of future financial performance;

●	Discussions of acquisition strategies;

●	Discussions of capital raising transactions; and

●	Discussions of our performance of contractual obligations.

For a more detailed description of these particular forward-looking statements and for other factors that may affect any forward-looking statements, see “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2014, and any subsequently filed Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including reports filed after the date of this prospectus, which are incorporated by reference in this prospectus. See “Where You Can Find More Information.”

When considering any forward-looking statement, you should also keep in mind the risk factors described under the section entitled “Risk Factors” in this prospectus and incorporated by reference in this prospectus. Any of these risks could impair our business, financial condition or results of operation. We undertake no obligation to update any forward-looking statements after distribution of this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our certificate of incorporation and bylaws are summaries and are qualified by reference to the certificate of incorporation and the bylaws. Copies of these documents are exhibits to our registration statement, of which this prospectus forms a part, and are incorporated by reference into the registration statement.

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Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share. As of November 14, 2015, we had 27,558,108 shares of common stock outstanding. Our common stock is listed on the NASDAQ Global Market under the symbol “ZAGG.”

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Antitakeover Provisions Under our Articles of Incorporation and Bylaws.

Our Amended and Restated Articles of Incorporation and Second Amended and Restated Bylaws contain various provisions that could render more difficult certain unsolicited or hostile attempts to take us over, that could disrupt us, divert the attention of our directors, officers and employees and adversely affect the independence and integrity of our business. These provisions include:

●	Special Meetings of Stockholders — Our Second Amended and Restated Bylaws provide that special meetings of the stockholders may only be called by our Board of Directors, the Chairman of the Board, our Chief Executive Officer, or by stockholders holding not less than ten percent (10%) of the voting shares of the Company.

●	Advance Notice Bylaws — Under our Second Amended and Restated Bylaws, in order for a stockholder to properly bring a director nominee or any other business before an annual meeting of stockholders, or to propose a director nominee for purposes of a special meeting of stockholders, the stockholder must provide us with timely notice thereof (including, in the case of director nominations, certain information regarding the nominee and the proposing stockholder). This provision could make it more difficult for stockholders to propose business at our stockholder meetings.

●	Vacancies — Our Second Amended and Restated Bylaws provide that vacancies on our board may be filled by a majority of directors in office, although less than a quorum.

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●	Authorized but Unissued Shares — Subject to the rules of the NASDAQ Global Market, our Board of Directors may cause us to issue our authorized but unissued shares of common stock in the future without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger, or otherwise.

Anti-Takeover Provisions Under Nevada Law.

Sections 78.411-78.444, inclusive, of the Nevada Revised Statutes (“NRS”) contain provisions governing combinations with an interested stockholder. For purposes of the NRS, “combinations” include: (i) any merger or consolidation with any interested stockholder, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to any interested stockholder of corporate assets with an aggregate market value equal to 5% or more of the aggregate market value of the corporation’s consolidated assets, 5% or more of the outstanding shares of the corporation or 10% or more of the earning power or net income of the corporation; (iii) the issuance to any interested stockholder of voting shares (except pursuant to a share dividend or similar proportionate distribution) with an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation, (iv) the dissolution of the corporation if proposed by or on behalf of any interested stockholder, (v) any reclassification of securities, recapitalization or corporate reorganization that will have the effect of increasing the proportionate share of the corporation’s outstanding voting shares held by any interested stockholder and (vi) any receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loan, advance, guarantee, pledge or other financial assistance. For purposes of the NRS, an “interested stockholder” is defined to include any beneficial owner of more than 10% of any class of the voting securities of a Nevada corporation and any person who is an affiliate or associate of the corporation and was at any time during the preceding three years the beneficial owner or more than 10% of any class of the voting securities of the Nevada corporation.

Subject to certain exceptions, the provisions of the NRS governing combinations with interested stockholders provide that a Nevada corporation may not engage in a combination with an interested stockholder for two years after the date that the person first became an interested stockholder unless the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors before the person first became an interested stockholder.

The NRS also contains a “control share acquisitions statute.” If applicable to a Nevada corporation this statute restricts the voting rights of certain stockholders referred to as “acquiring persons,” that acquire or offer to acquire ownership of a “controlling interest” in the outstanding voting stock of an “issuing corporation.” For purposes of these provisions a “controlling interest” means with certain exceptions the ownership of outstanding voting stock sufficient to enable the acquiring person to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power in the election of directors and “issuing corporation” means a Nevada corporation that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation, and which does business in Nevada directly or through an affiliated corporation. The voting rights of an acquiring person in the affected shares will be restored only if such restoration is approved by the holders of a majority of the voting power of the corporation. The NRS allows a corporation to “opt-out” of the control share acquisitions statute by providing in such corporation’s articles of incorporation or bylaws that the control share acquisitions statute does not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Empire Stock Transfer Inc., whose corporate office is located at 1859 Whitney Mesa Dr., Henderson, NV 89014.

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Listing

Our common stock is listed on the NASDAQ Global Market under the symbol “ZAGG.”

SELLING SHAREHOLDERS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, the six Selling Shareholders named below may sell, from time to time, in one or more offerings, up to an aggregate of 194,335 shares of our Common Stock, which includes 100,000 shares of our common stock issuable upon the exercise of certain warrants held by the Selling Shareholders.

The Selling Shareholders include the following individuals and entities:

Genesis Select Corporation – As of the date of this prospectus, Genesis Select Corporation (“GSC”) held warrants to purchase up to 50,000 shares of ZAGG common stock, the resales of which are included in this prospectus and any applicable prospectus supplement. The warrants have an exercise price of $9.02, and expire on January 25, 2017. These warrants were granted on January 25, 2012 to GSC in connection with the consulting services provided by GSC to ZAGG in 2012.

Budd Zuckerman – As of the date of this prospectus, Mr. Zuckerman held warrants to purchase up to 27,750 shares of ZAGG common stock, the resales of which are included in this prospectus and any applicable prospectus supplement. The 27,750 warrants have an exercise price of $9.05 and an expiration date of January 26, 2016. These warrants were granted to GSC in connection with the services provided by GSC as part of a consulting service agreement in 2011, and then assigned by GSC to Mr. Zuckerman. Mr. Zuckerman is the President of GSC.

Kim Rogers – As of the date of this prospectus, Ms. Rogers held warrants to purchase up to 15,000 shares of ZAGG common stock, the resales of which are included in this prospectus and any applicable prospectus supplement. The 15,000 warrants have an exercise price of $9.05 and an expiration date of January 26, 2016. These warrants were granted to GSC in connection with the services provided by GSC as part of a consulting service agreement in 2011, and then assigned by GSC to Ms. Rogers. Ms. Rogers was a partner at GSC during 2011.

Isaac Stokes – As of the date of this prospectus, Mr. Stokes held warrants to purchase up to 1,000 shares of ZAGG common stock, the resales of which are included in this prospectus and any applicable prospectus supplement. The 1,000 warrants owned by Mr. Stokes have an exercise price of $9.05 and an expiration date of January 26, 2016. These warrants were granted to GSC in connection with the services provided by GSC as part of a consulting service agreement in 2011, and then assigned by GSC to Mr. Stokes. Mr. Stokes was a manager at GSC in 2011.

Matt Selinger – As of the date of this prospectus, Mr. Selinger held warrants to purchase up to 6,250 shares of ZAGG common stock, the resales of which are included in this prospectus and any applicable prospectus supplement. The 6,250 warrants have an exercise price of $9.05 and an expiration date of January 26, 2016. These warrants were granted to GSC in connection with the services provided by GSC as part of a consulting service agreement in 2011, and then assigned by GSC to Mr. Selinger. Mr. Selinger was a partner at GSC in 2011.

Brandon T. O’Brien – As of the date of this prospectus, Mr. O’Brien held 73,927 shares of ZAGG common stock from the exercise of warrants to purchase shares of ZAGG common stock, the resales of which are included in this prospectus and any applicable prospectus supplement. Mr. O’Brien received the warrants in November 2007 pursuant to an agreement between ZAGG and certain investors and shareholders who had received piggy-back registration rights, but who had not been permitted to have their securities included in a registration statement filed in 2007. Mr. O’Brien exercised these warrants on November 9, 2012.

NLU Products, L.L.C. – As of the date of this prospectus, NLU Products, L.L.C. (“NLU”) held 20,408 shares of ZAGG common stock, the resales of which are included in this prospectus and any applicable prospectus supplement. NLU received the shares in November 2015, pursuant to an agreement among ZAGG, ZAGG Intellectual Property Holding Co., Inc. (“ZAGG IP”), and NLU, as consideration for the purchase by ZAGG IP of certain intellectual property assets owned by NLU. Under the terms of the agreement, ZAGG is required to file on or before December 1, 2015 a registration statement registering for resale the shares of ZAGG common stock issued to NLU and use its best efforts to cause such registration statement to be declared effective as promptly as possible after the filing thereof.

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Mr. O’Brien is the former Chief Financial Officer and Ms. Rogers is a current executive of the Company, having joined the Company on June 3, 2014. Prior to joining the Company, Ms. Rogers was a partner at GSC. None of the other Selling Shareholders have served as an executive or director of the Company. As noted above, GSC provided consulting services to the Company, and Messrs. Zuckerman, Stokes, and Selinger, and Ms. Rogers were assigned warrants by GSC while working at GSC.

The following table sets forth information relating to the ownership of the Company’s common stock by the Selling Shareholders.

	Prior to Offering					After Offering
Name	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned	Number of Shares Offered		Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
Genesis Select Corporation	50,000	(1)	*	50,000	(1)	-	(8)	-	(8)
Budd Zuckerman	27,750	(2)	*	27,750	(2)	-	(8)	-	(8)
Kim Rogers	15,000	(3)	*	15,000	(3)	-	(8)	-	(8)
Isaac Stokes	1,000	(4)	*	1,000	(4)	-	(8)	-	(8)
Matt Selinger	6,250	(5)	*	6,250	(5)	-	(8)	-	(8)
Brandon T. O’Brien	434,662	(6)	1.6%	73,927	(6)	360,735	(9)	1.3	%(9)
NLU Products, L.L.C.	20,408	(7)	*	20,408	(7)	-	(9)	-	(9)

* Less than 1%

(1)	Consisting of shares underlying warrants to purchase 50,000 shares of ZAGG common stock, with an exercise price of $9.02, and expiring on January 25, 2017.
(2)	Consisting of shares underlying warrants to purchase 27,750 shares of ZAGG common stock, with an exercise price of $9.05, and an expiration date of January 26, 2016.
(3)	Consisting of shares underlying warrants to purchase 15,000 shares of ZAGG common stock, with an exercise price of $9.05, and an expiration date of January 26, 2016.
(4)	Consisting of shares underlying warrants to purchase 1,000 shares of ZAGG common stock, with an exercise price of $9.05, and expiring on January 26, 2016.
(5)	Consisting of shares underlying warrants to purchase 6,250 shares of ZAGG common stock, with an exercise price of $9.05, and an expiration date of January 26, 2016.
(6)	Consisting of 73,927 shares of ZAGG common stock that were acquired on November 9, 2012 upon the exercise of warrants to purchase ZAGG common stock at an exercise price of $1.30 per share.
(7)	Consisting of 20,408 shares of ZAGG common stock that were acquired on November 23, 2015 in connection with the purchase of certain intellectual property assets by ZAGG’s wholly-owned subsidiary.
(8)	Assumes an exercise of all of the warrants held by the Selling Shareholder and the sale by the Selling Shareholder of all shares issued in connection with that hypothetical exercise. There is no assurance that the Selling Shareholder will exercise the warrants or sell any or all of the shares offered hereby. This number and percentage may change based on the Selling Shareholder’s decision to exercise the warrants and to sell or hold the shares.
(9)	Assumes the sale by the Selling Shareholder of all offered shares. There is no assurance that the Selling Shareholder will sell any or all of the shares offered hereby. This number and percentage may change based on the Selling Shareholder’s decision to sell or hold the shares.

Additional information about the Selling Shareholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the Commission, which are incorporated by reference into this prospectus.

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The Company will not receive any proceeds from the sales of shares by the Selling Shareholders. Upon the cash exercise of any of the warrants held by the Selling Shareholders, the Company will receive the cash payment of the exercise price for such warrants.

USE OF PROCEEDS

Unless otherwise indicated in any prospectus supplement, the net proceeds from the sale of common stock offered by this prospectus will be used for general corporate purposes and working capital requirements. We may also use all or a portion of the net proceeds to fund possible investments in and acquisitions of complementary businesses, assets, partnerships, minority investments, products or technologies. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated needs of our business. As a result, unless otherwise indicated in any prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings.

As noted above, the Company will not receive any proceeds from the sales of shares by the Selling Shareholders. Upon the cash exercise of any of the warrants held by the Selling Shareholders, the Company will receive the cash payment of the exercise price for such warrants. Unless otherwise indicated in any prospectus supplement, the net proceeds from the exercise price of the warrants will be used for general corporate purposes and working capital requirements.

PLAN OF DISTRIBUTION

We and any Selling Shareholder may, from to time, offer the securities registered hereby up to the maximum amount.  We and any Selling Shareholder may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We and any Selling Shareholder may sell the securities to or through underwriters or dealers, with or without an underwriting syndicate, through agents, or directly to one or more purchasers or a combination of these methods. We and any Selling Shareholder may distribute securities from time to time in one or more transactions or offerings:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices or in competitive bid transactions.

A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

●	the name or names of the underwriters, dealers or agents, if any, and the types and amounts of securities underwritten or purchased by each of them;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

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Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

Any Selling Shareholders may also resell all or a portion of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of that rule, Section 4(1) of the Securities Act, or other applicable exemptions, regardless of whether the securities are covered by the registration statement of which this prospectus forms a part.

If we use dealers in the sale of securities, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

Any Selling Shareholders, underwriters, broker-dealers, and agents that participate in the distribution of the securities may be deemed to be “underwriters” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. Additionally, because the Selling Shareholders may be deemed to be ”underwriters” within the meaning of Section 2(11) of the Securities Act, the Selling Shareholders may be subject to the prospectus delivery requirements of the Securities Act.

We and any Selling Shareholder may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We and any Selling Shareholder may authorize underwriters, dealers, or agents to solicit offers by certain types of institutional investors or other purchasers to purchase our securities from them at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

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In connection with any offering, the underwriters may purchase and sell securities in the open market. Any underwriter may engage in short sales, over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price and are made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on an exchange or admitted for trading on an automated quotation system, in the over-the-counter market, or otherwise.

Any underwriters that are qualified market makers on the NASDAQ Global Market may engage in passive market making transactions in our common stock on the NASDAQ Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL MATTERS

The validity of the securities offered by this prospectus and any prospectus supplement will be passed upon by Durham Jones & Pinegar, P.C., of Salt Lake City, Utah. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of ZAGG Inc as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Some of the information that you should consider in deciding whether to invest in the securities is not included in this prospectus, but rather is incorporated by reference to certain reports that we have filed with the SEC. This permits us to disclose important information to you by referring to those documents rather than repeating them in full in the prospectus. The information incorporated by reference in this prospectus contains important business and financial information. We incorporate by reference the following documents filed by us with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	Our Annual Report on Form 10-K, for the year ended December 31, 2014, filed March 10, 2015, including portions of our Proxy Statement for the 2015 Annual Meeting of Stockholders to the extent specifically incorporated by reference therein;

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 (filed May 6, 2015), June 30, 2015 (filed August 5, 2016) and September 30, 2015 (filed November 4, 2015);

●	Our Current Reports on Form 8-K filed February 24, 2015, March 20, 2015, May 5, 2015, June 11, 2015, June 12, 2015, June 16, 2015, June 25, 2015, July 15, 2015, August 4, 2015, August 25, 2015 and November 3, 2015; and

●	The description of our common stock contained in our Registration Statement on Form 8-A12B, filed November 5, 2009, including any amendment or report filed for purposes of updating such description.

In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits have been specifically incorporated by reference thereto. You may request a copy of these reports or documents, at no cost, by writing or telephoning us at the following address:

ZAGG Inc

3855 South 500 West, Suite J

Salt Lake City, Utah

Phone: (801-263-0699)

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended, and as a result file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s public reference room and the website of the SEC referred to below, as well as on our website, http://www.zagg.com. This reference to our website is an inactive textual reference only, and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to the securities.

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You may read and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. You may also obtain copies of this information by mail from the public reference section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information regarding the operation of the public reference room by calling 1 (800) SEC-0330. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that website is http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only, and is not a hyperlink.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director or officer of our company in the successful defense of the action, suit or proceeding) is asserted by a director or officer in connection with securities which may have been registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee:

SEC Registration Fee		$10,334.00
Legal Fees and Expenses	$	*
Accounting Fees and Expenses	$	*
NASDAQ Global Market Listing Fee	$	*
Printing Expenses	$	*
Miscellaneous	$	*
Total		$10,334.00

* Fees payable will depend on the securities offered, the number of issuances, and the nature of the offerings, and cannot be fully estimated at this time.

Item 15.	Indemnification of Directors and Officers

As permitted by Section 78.7502 of the Nevada Revised Statutes (“NRS”), the amended and restated articles of incorporation of the Registrant provide that the Registrant shall indemnify each and every officer and director to the fullest extent permitted by applicable state law. Consequently, the directors and officers of the Registrant generally will not be personally liable to the Registrant or the stockholders for monetary damages unless:

●	The director’s or officer’s act or failure to act constitutes a breach of his or her fiduciary duties as a director or officer, and his or her breach of those duties involves intentional misconduct, fraud or a knowing violation of law; or

●	The director or officer does not act in good faith and in a manner which he or she reasonably believes to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, the director or officer has reasonable cause to believe his or her conduct was unlawful.

The Registrant’s second amended and restated bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent not prohibited by the NRS provided that the Registrant shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Registrant, or (iii) such indemnification is provided by the Registrant, in its sole discretion, pursuant to the powers vested in the Registrant under the NRS. The rights accruing to any person under the provisions of the Registrant’s bylaws do not exclude any other right to which an officer or director may be entitled, including rights pursuant to the NRS, articles of incorporation, indemnification agreements, a vote of stockholders or disinterested directors, or otherwise.

In accordance with permissive provisions in the Registrant’s second amended and restated bylaws, we may maintain insurance on behalf of any person who is a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 16.	Exhibits

See Exhibit Index on Page II-5 of this registration statement.

Item 17.	Undertakings

(a)   The undersigned registrant hereby undertakes as follows:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

        (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser:

       (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

       (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

        (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

        (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

        (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

        (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Salt Lake City, Utah, on November 25, 2015.

ZAGG Inc

By:	/s/ Randall L. Hales	By:	/s/ Bradley J. Holiday
	Randall L. Hales		Bradley J. Holiday
	President, CEO & Director		Chief Financial Officer
	(Principal Executive Officer)		(Principal Accounting and Financial Officer)

Each person whose signature appears below hereby constitutes and appoints Cheryl Larabee, Randall L. Hales, and Bradley J. Holiday jointly and severally, his or her attorney-in-fact, each with the full power of substitution, for him or her in any and all capacities, to sign this Registration Statement, and any amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Randall L. Hales Randall L. Hales	President, CEO, & Director (Principal Executive Officer)	November 25, 2015

/s/ Bradley J. Holiday Brandon T. O’Brien	Chief Financial Officer (Principal Accounting and Financial Officer)	November 25, 2015

/s/ Cheryl A. Larabee Cheryl A. Larabee	Director, Chairperson	November 25, 2015

/s/ Daniel R. Maurer Daniel R. Maurer	Director	November 25, 2015

/s/ E. Todd Heiner E. Todd Heiner	Director	November 25, 2015

/s/ Scott Stubbs Scott Stubbs	Director	November 25, 2015

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EXHIBIT INDEX

Exhibit Number	Exhibit Description
1.1	Underwriting Agreement (as applicable, to be filed by amendment hereto or pursuant to an Exchange Act report of registrant and incorporated herein by reference)
5.1	Opinion of Durham Jones & Pinegar, P.C.
23.1	Consent of KPMG LLP
23.2	Consent of Durham Jones & Pinegar, P.C. (included in Exhibit 5.1)
24.1	Power of Attorney (see signature page)

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